Exhibit 99.906Cert

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR (the “Report”) for the period ended December 31, 2021 (the “Form N-CSR”) of X-Square Balanced Fund, LLC (the “Company”).

I, Ignacio Canto, the President of the Company, certify that:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	March 2, 2022

By:	/s/ Ignacio Canto
Ignacio Canto
Principal Executive Officer/President

Exhibit 99.906Cert

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR (the “Report”) for the period ended December 31, 2021, (the “Form N-CSR”) of X-Square Balanced Fund, LLC (the “Company”).

I, Ruben Tapia, the Treasurer of the Company, certify that:

(i)	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	March 2, 2022

By:	/s/ Ruben Tapia
Ruben Tapia
Principal Financial Officer/Treasurer